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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): May 16, 2005
                                 ______________

                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)


        Pennsylvania                   1-11152                    23-1882087
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


781 Third Avenue, King of Prussia, PA                             19406-1409
(Address of Principal Executive Offices)                          (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

(a) On May 16, 2005, InterDigital Communications Corporation (the "Company") entered into an amended and restated employment agreement with William J. Merritt ("Employment Agreement") identifying the terms and conditions of Mr. Merritt's service to the Company in his capacity as Chief Executive Officer ("CEO"). The Company's Board of Directors appointed Mr. Merritt as a Director and as CEO and President on May 2, 2005.

     Pursuant to the Employment Agreement, Mr. Merritt reports directly to the Board of Directors and will receive an annual base salary of $360,000, subject adjustments from time to time ("Base Salary"), together with benefits which are provided to similarly situated employees of the Company (e.g., medical, dental, vision, 410(k), expense reimbursement). Mr. Merritt will continue to be eligible to participate in the Company's Annual Employee Bonus Plan, and shall have an annual target bonus level of 57% of his Base Salary for 2005. Mr. Merritt's continued eligibility to receive an LTIP cash bonus and restricted stock unit ("RSU") award pursuant to the Company's Long-Term Compensation Program ("Program") have been adjusted upward on a pro-rata basis for the period remaining under the current Program cycles. This adjustment reflects the increase in Mr. Merritt's Base Salary and a higher Program target of 120% of his Base Salary. Additionally, Mr. Merritt has been awarded 10,000 RSUs vesting over three years beginning in May 2006.

     The Employment Agreement provides that Mr. Merritt's appointment as a Director as well as any positions he holds as an officer or director of any of the Company's subsidiaries or affiliates, will terminate upon termination of his employment regardless of the reason for termination. If Mr. Merritt is terminated without cause or terminates his employment for good reason (as both "cause" and "good reason" are defined under Section 10.3(a) and 10.5(a) of the Employment Agreement, respectively), and provided he executes the Company's standard form termination letter, Mr. Merritt will be entitled to continue to receive his Base Salary, together with dental and health coverage under COBRA, for a period of eighteen months, and 50% of his target annual bonus paid over a period of eighteen months. In addition, upon Mr. Merritt's separation of service with the Company, the Employment Agreement provides that if any payment is made to Mr. Merritt which would constitute a payment of nonqualified deferred compensation pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code), such payment shall be delayed until the date that is six months after the date of Mr. Merritt's separation. Further, in the event any amount or benefit payable to Mr. Merritt under the Employment Agreement or under any other plan, agreement or arrangement applicable to Mr. Merritt, is subject to an excise tax imposed pursuant to Section 4999 of the Code (or imposed under any successor provision of the Code imposing a tax liability on "excess parachute payments" as that term is defined in Code Section 280G), Mr. Merritt shall be entitled to receive a cash "gross-up" payment, on an after-tax basis, in an amount sufficient to indemnify him for the amount of any such excise tax.

     A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

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Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

     10.1 Amended and Restated Employment Agreement by and between InterDigital Communications Corporation and William J. Merritt dated May 16, 2005.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INTERDIGITAL COMMUNICATIONS CORPORATION


                                         By: /s/ R.J. Fagan
                                             -----------------------------------
                                             Richard J. Fagan
                                             Chief Financial Officer

Dated: May 20, 2005

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                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

  10.1 Amended and Restated Employment Agreement by and between InterDigital Communications Corporation and William J. Merritt dated May 16, 2005.